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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 10, 2001

                               THE IT GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                            1-09037                         33-0001212
(State or Other Jurisdiction        (Commission File Number)       (IRS Employer Identification
    of Incorporation)                                                          No.)


       2790 Mosside Boulevard                            15146-2792
      Monroeville, Pennsylvania                          (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (412) 372-7701

                                      None
         (Former Name or Former Address, if Changed Since Last Report)



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Item 5.   Other Events.

The Registrant announced, effective January 10, 2001, that it was implementing a strategy to accelerate the resolution of certain legacy and acquired project claims and monetize non-core assets, principally excess land in northern California. The Registrant stated that this strategy was expected to generate cash proceeds in the range of $30 to $35 million for debt paydown over the next twelve months. To facilitate the claims resolution process, the Registrant expects to record in the fourth quarter of 2000 a non-cash charge of $17 to $18 million after taxes, primarily relating to the reduction of the carrying values of project claims. The charge includes a $6 million tax gain resulting from the Registrant's revised expectations regarding the utilization of tax loss carry forwards.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  THE IT GROUP, INC.


Date: February 9, 2001            By: /s/ Harry J. Soose
                                     ______________________________________
                                     Harry J. Soose
                                     Chief Financial Officer